Exhibit 32.1
                                                                    ------------

  Written Statement of the Chief Executive Officer and Chief Financial Officer
                          Pursuant to 18 U.S.C. s.1350

     Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chairman of the Board and Vice President and Treasurer of Denmark Bancshares, Inc. (the "Corporation"), hereby certify, based on our knowledge, that the Amended Annual Report on Form 10-K/A of the Corporation for the year ended December 31, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  September 23, 2003

                                         /s/ Darrell R. Lemmens
                                         -----------------------------------
                                         Darrell R. Lemmens
                                         President and Chairman of the Board


                                         /s/ Dennis J. Heim
                                         -----------------------------------
                                         Dennis J. Heim
                                         Vice President and Treasurer